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                                                                   EXHIBIT 10.26

                          PURCHASE AND SALE AGREEMENT
                          ---------------------------


          THIS AGREEMENT (hereinafter sometimes called the "Agreement") by and between ROTHSCHILD PROPERTY INVESTORS L.P., a Delaware limited partnership (hereinafter called "Seller"), and WEINGARTEN REALTY INVESTORS, a Texas real estate investment trust (hereinafter called "Buyer") is entered into as of the Effective Date (as herein defined).

                              W I T N E S S E T H:


1.  PROPERTY

          Subject to the terms and provisions of this Agreement, Seller hereby agrees to sell and convey to Buyer and Buyer agrees to purchase from Seller the following:

          (a) That certain tract or parcel of land described in Exhibit "A" attached hereto and incorporated by reference herein for all purposes (hereinafter called the "Land") and located at the northwest corner of Rio Bravo Blvd., SW and Isleta Blvd., SW, in Albuquerque, New Mexico;

          (b) All buildings, structures, and improvements situated on the Land and all fixtures and other property affixed thereto (hereinafter called the "Improvements") and known as Valle del Sol Shopping Center;

          (c) All the rights and appurtenances pertaining to the Land and Improvements, including any mineral rights, rights under any reciprocal easement agreements or other recorded or unrecorded instruments benefiting the Property (as hereinafter defined), any right, title, or interest of Seller in and to easements, adjacent or contiguous tracts, strips, gores, streets, alleys, or rights-of-way, any reversionary rights attributable to the Land, any condemnation awards made or to be made in lieu thereof, and any awards for damage to the Land by reason of a change of grade of any highway, street, road, or avenue (hereinafter called the "Appurtenances");

          (d) All equipment, furnishings, furniture, and other tangible personal property (herein sometimes called the "Personal Property") owned by Seller now or hereafter located on or about, or used in connection with, the Land or Improvements;

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          (e) The interest of the lessor or landlord under all leases, use, and occupancy agreements covering space on the Land or in the Improvements (hereinafter called the "Tenant Leases"), together with all prepaid rents, security deposits, utility deposits, and other deposits made by the tenants under the Tenant Leases; and

          (f) All of the following to the extent they relate to or arise out of the design, construction, ownership, use, leasing, maintenance, service, or operation of the Land, Improvements, Tenant Leases, or Personal Property:
     (i) contracts or agreements such as maintenance, service, or utility contracts (hereinafter called the "Operating Agreements"), to the extent they are in Seller's possession and to the extent that Buyer elects to take assignment thereof, (ii) warranties, guaranties, indemnities (each to the extent they are in Seller's possession), and claims, (iii) development rights, governmental approvals, licenses, permits, or similar documents, to the extent they are in Seller's possession, (iv) telephone exchanges, trade names (including, but not limited to, "Valle del Sol Shopping Center"), marks, all goodwill attributable to or associated with such trade names and marks, and other identifying material used by Seller in the operation of the Property, (v) plans, drawings, specifications, surveys, engineering reports, environmental reports and audits, government or regulatory compliance reports, such as, American with Disabilities Act compliance reports, equipment manuals, and other technical manuals and descriptions, all to the extent they are in Seller's possession, and (vi) other property (real, personal, or mixed, tangible or intangible), owned or held by Seller to the extent Buyer elects to take assignment thereof (collectively, all such property described in this subparagraph (f) being called the "Intangible Property").

          The Land, the Improvements, the Appurtenances, the Personal Property, the Tenant Leases, the Intangible Property, and all the other aforesaid property, rights, and appurtenances are hereinafter collectively called the "Property."


2.  PURCHASE PRICE; PUT AGREEMENT; STOCK CHANGES

          (a) PURCHASE PRICE: The term "WRI Shares" means common shares of beneficial interest par value $0.03 per share, of Buyer (frequently referred to as "common stock"). Subject to adjustment as provided in Paragraph 2(d), the Purchase Price for the Property shall be 162,500 WRI Shares, which shall be fully paid and non-assessable and shall be registered under the Securities Act of 1933 and listed on the New York Stock Exchange. The WRI Shares which constitute the Purchase Price are herein referred to as the "Subject WRI Shares".

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          (b)  PUT OPTION:

               (i) If the Closing occurs, then, at its option, Seller shall have the right to require Buyer to purchase from Seller the Subject WRI Shares (or any portion thereof) upon compliance by Seller with the following requirements, each of which shall be a condition precedent to the right of Seller to require Buyer to purchase the Subject WRI Shares (or any portion thereof) and a condition precedent to the obligation of Buyer to purchase such shares:

                    (A) Not earlier than the first anniversary of the Closing Date (hereinafter defined) i.e., one year after the Closing Date, and not later than ten (10) days after the first anniversary of the Closing Date, Seller shall give notice to Buyer that Seller elects to exercise its option to require Buyer to purchase the Subject WRI Shares (or any portion thereof) from Seller, which notice shall state the number of Subject WRI Shares which Seller elects to require Buyer to purchase (the "Put Notice"); and

                    (B) On the fifth (5th) business day after the giving of the Put Notice, Seller shall deliver to Buyer at Buyer's office at 2600 Citadel Plaza Drive, Suite 300, Houston, Texas, certificates representing the Subject WRI Shares (as to which the Put Notice shall have been given), duly endorsed to Buyer or with separate stock powers duly endorsed to Buyer with no legends other than those specified in Paragraph 2(b);

     such right being referred to herein as the "Put Option".

          Upon compliance by Seller with the conditions precedent described in clauses (A) and (B) above, Buyer will pay to Seller at Buyer's aforesaid office, or by wire transfer pursuant to such wiring instructions as Seller may provide to Buyer, the sum of $39.06 per share for each of the Subject WRI Shares purchased by Buyer (the "Put Consideration"); such payment to be made by cashier's check or certified check payable to Seller or by wire transfer as aforesaid.

          (ii) Except as provided in Clause (A) or Clause (B) of this Paragraph 2(b)(ii), Seller shall not have the right to transfer, assign, pledge or hypothecate the Put Option, and any attempt to do any of the foregoing shall be null and void and of no force or effect.

                    (A) In the event that on one occasion, in a bona fide loan transaction, Seller should, at its option, pledge all or a portion of the Subject WRI Shares to a state or national bank and such pledgee should thereafter foreclose such pledge and become the owner of the pledged Subject WRI Shares, then, in such event, such bank shall succeed to the rights of Seller with respect

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          to the Put Option as it applies to the Subject WRI Shares which shall have been foreclosed on, as aforesaid.

                    (B) In the event that Seller makes a distribution of any of the Subject WRI Shares to its partners, Property Associates II L.P. or Public Employees Retirement System of Ohio, such partner-distributees shall succeed to the rights of Seller with respect to the Put Option as it applies to the Subject WRI Shares so distributed to such partner-distributees. Further, in the event that the aforesaid Property Associates II L.P. should make a distribution of any of the Subject WRI Shares to its general partner, Rothschild North America Inc., such partner-distributee shall succeed to the rights of Seller with respect to the Put Option as it applies to the Subject WRI Shares so distributed to such partner-distributee. In the event of such distributions, Property Associates II L.P., Public Employees Retirement System of Ohio and Rothschild North America Inc. are referred to herein as "Qualified Partner-Distributees."

     No transferee of any of the Subject WRI Shares (other than a bank which shall have foreclosed a pledge on Subject WRI Shares as described in Clause
     (A) above or a Qualified Partner-Distributee which shall have received a distribution of Subject WRI Shares as described in Clause (B) above) shall have any rights with respect to the Put Option, and, further, such bank or Qualified Partner-Distributee, under the aforesaid circumstances, shall have rights with respect to the Put Option only with respect to the Subject WRI Shares acquired by it or them in the manner described in Clause (A) or Clause (B), but not with respect to any other WRI Shares. Nothing contained in this Paragraph 2(b)(ii) shall be construed or interpreted to prohibit Seller from using the Subject WRI Shares as security for a margin brokerage account.


               (iii) It is expressly understood and agreed that the Put Option applies only with respect to the initial certificates which are issued to Seller as the Subject WRI Shares. In the event that Seller should now own or hereafter acquire any other WRI Shares, irrespective of how such other WRI Shares may have been or may be acquired by Seller, Seller shall not have any Put Option with respect to such other WRI Shares.

          (c) STOCK CHANGES: If prior to the Closing, Buyer should pay a dividend or make a distribution on existing WRI Shares consisting of additional WRI Shares, subdivide its WRI Shares into a greater number of shares, combine its WRI Shares into a smaller number of shares, make a distribution on existing WRI Shares consisting of its capital stock other than outstanding WRI Shares, or issue by reclassification of its existing WRI Shares any shares of its capital stock (any of such events being hereinafter referred to as a "Stock Change") then in such event; (i) the number of WRI Shares which will constitute the Purchase Price shall be proportionately reduced or proportionately increased as appropriate, and in addition, (ii) the $39.06 per share Put Consideration

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     referred to in Paragraph 2(d) shall be proportionately reduced or increased as appropriate. For example, without limiting the generality of the foregoing sentence, if, prior to Closing there should be a 2-for-1 split of WRI Shares, then the number of WRI Shares which will constitute the Purchase Price will be 325,000 WRI Shares and the Put Consideration shall be $19.53 per share. As a further example, without limiting the generality of the first sentence of this Paragraph 2(d), if, prior to Closing there should be a reverse split pursuant to which 2 WRI Shares are consolidated into 1 share, then the Purchase Price shall be 81,250 shares and the Put Consideration shall be $78.12 per share. If, subsequent to the Closing, a Stock Change shall occur, then the number of WRI Shares which constitute the Purchase Price shall remain unchanged, but the Put Consideration shall be increased or reduced proportionately. For example, without limiting the generality of the foregoing, if, subsequent to Closing, there should be a 2-for-1 split of WRI Shares, then the Put Consideration shall be $19.53.
     As a further example, without limiting the generality of the foregoing, if subsequent to the Closing, there should be a reverse split pursuant to which 2 WRI shares are consolidated into 1 share, then the Put
     Consideration shall be $78.12 per share.


3.  INFORMATION REVIEW PERIOD

          Seller has delivered or shall make available to Buyer the materials described in Exhibit "B" attached hereto and incorporated by reference herein for all purposes (hereinafter called the "Required Information Materials") including, but not limited to, a current rent roll in the form attached hereto as Exhibit "C" and certified to be true and correct by Seller. That portion of the Required Information Materials to be delivered to Buyer pursuant to Exhibit "B" on or before the Delivery Date shall be collectively called the "Deliverable Materials". Except for those items listed on Exhibit B-1 attached hereto, Seller has delivered to Buyer the Deliverable Materials. Seller acknowledges, however, that Buyer has not reviewed the Tenant Leases, the Title Commitment, or the title exception documents listed in the Title Commitment, and therefore, upon such review, Buyer may discover certain omitted documents or pages which Seller may hereafter be required to furnish. Buyer shall have a period of sixty
(60) days after the Effective Date (which 60-day period is hereinafter called the "Information Review Period") within which to review the Required Information Materials and make the physical inspection of the Property which is referred to in Paragraph 4 and decide, in Buyer's sole discretion, whether the Property is satisfactory to Buyer so as to proceed with the Closing, as referred to herein. Both parties hereby agree that, if requested by the other party hereto, they promptly will confirm in writing the date on which the Information Review Period will expire. Although Buyer shall be permitted to conduct its due diligence up to and including the last day of the Information Review Period, Seller has requested, and Buyer has agreed, that Buyer shall use reasonable efforts to complete its inspection of the Property prior to the expiration of the Information Review Period. If Buyer decides to proceed, as aforesaid, then within the Information Review Period, Buyer will deliver to Seller a notice of such decision (hereinafter called the "Approval Notice"). If at any time during the Information Review Period, based upon its study of the

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Required Information Materials, its physical inspection of the Property, or any other item deemed significant by Buyer, Buyer decides not to proceed to purchase the Property under this Agreement, then Buyer shall not deliver an Approval Notice; whereupon, at the expiration of the Information Review Period, this Agreement shall be null and void, the Earnest Money (as defined in Paragraph 5 hereof) plus all accrued interest thereon shall be immediately returned to Buyer, and neither Buyer nor Seller shall have any further obligation or liability hereunder (other than with respect to obligations hereunder that expressly survive the termination of this Agreement).


4.  PHYSICAL INSPECTION OF PROPERTY

          Buyer shall have the right (for itself, its engineers, and other representatives) to enter onto the Property to make a physical inspection thereof, to examine the structure of the Improvements, to conduct soil tests, and to make such other examinations as Buyer shall deem appropriate. Seller will (a) request that all tenants and parties in possession of any portion of the Property, and (b) cause Seller's contractor, engineer and agents to, cooperate with Buyer, its employees, agents, and representatives in connection with such inspection and to respond in writing to such reasonable questions as Buyer (or its employees, agents, engineers and representatives) may ask in connection with construction matters. Without limiting the generality of the foregoing, Buyer shall have the right to communicate with the tenants under the Tenant Leases pursuant to the terms of this Paragraph. Commencing on the Effective Date, and continuing until the earlier of the Closing Date or termination of this Agreement, Seller shall make available at Seller's office (during Seller's normal business hours), for inspection and copying by Buyer or Buyer's designated representatives, all books and records relating to the Property. All such inspections and reviews of records shall be subject to reasonable prior arrangements made by Buyer with Seller, and such inspections and reviews shall not interfere with the operations of Seller or the tenants or parties in possession of any portions of the Property.

          Buyer's entry onto the Property to conduct such tests and inspections of the Property shall be at Buyer's sole risk, subject to the rights of persons in possession of the Property. Buyer shall indemnify and defend Seller and hold Seller harmless from and against all loss, liability, damage, injury, and claims including, without limitation, costs of court and reasonable attorneys' fees, resulting from Buyer's testing or inspection of the Property, and Buyer shall immediately restore, to the extent possible, any portion of the Property disturbed by any such tests or inspections to the condition existing immediately prior to such test or inspection procedure; provided, however, this indemnity shall not include, and shall specifically exclude, any loss, liability, damage, injury, and claims arising out of or resulting from, in whole or in part, (a) any latent defect in, on, or under the Property, (b) the negligence, gross negligence, or willful misconduct of Seller, or Seller's agents, representatives, contractors, or employees, or (c) the discovery by Buyer, or its agents, representatives, contractors, or employees of the presence of any toxic or hazardous substance in, on, or under the Property, which condition

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must be remediated under applicable Environmental Laws (as that term is hereinafter defined). The indemnity, defense and repair obligations of Buyer under this Paragraph 4 shall survive the closing of this transaction (or if this transaction does not close, the termination of this Agreement) for a period of six months commencing on the Closing Date (as hereinafter defined), or if the transaction does not close, the date this Agreement is terminated. Upon the expiration of such six-month period, this indemnity shall automatically terminate without the necessity of any notice, and Buyer shall be conclusively deemed released from any liability or obligations under this indemnity.


5.  EARNEST MONEY

          Within three business days after a counterpart or counterparts of this Agreement executed by Seller and Buyer are delivered to Stewart Title Guaranty Company (the "Title Company") at their national office located at 1980 Post Oak Boulevard, Houston, Texas 77056, Buyer will deposit with the Title Company the sum of Fifty Thousand and no/100 Dollars ($50,000.00) (the "Earnest Money"), which shall be held in escrow by the Title Company and shall only be disbursed in accordance with the terms of this Agreement. The Title Company shall deposit the Earnest Money in one or more interest bearing accounts with a bank or other financial institution acceptable to Buyer. The Earnest Money plus all interest to accrue thereon shall be fully insured throughout the term of this Agreement by the Federal Deposit Insurance Corporation. Interest earned on the Earnest Money shall accrue for the benefit of Buyer and shall not be deemed a portion of the Earnest Money. Upon the closing of this transaction, the Earnest Money plus any accrued interest thereon shall be returned to Buyer. In the event this transaction does not close, the Title Company shall disburse the Earnest Money as provided in this Agreement and shall pay immediately to Buyer all interest accrued on the Earnest Money. Additionally, concurrently with the execution of this Agreement, Buyer shall deliver to Seller the sum of One Hundred and no/100 Dollars ($100.00) ("Inspection Fee") as consideration for Buyer's information review and property inspection rights set forth herein, which Inspection Fee shall remain the property of Seller in all instances.

          If the transaction contemplated by this Agreement is closed or if it is not closed for some reason other than default of Buyer, then in either of such events, the Earnest Money together with all interest accrued thereon shall be returned to Buyer. If all conditions precedent to Buyer's obligations hereunder are satisfied and Seller fully complies with all terms and provisions of this Agreement, but the transaction contemplated by this Agreement is not closed solely by reason of default on the part of Buyer, then, in such event, this Agreement shall be deemed terminated, the Title Company shall deliver the Earnest Money to Seller, pursuant to the provisions of Paragraph (h)..3 of this Agreement, and neither Buyer nor Seller shall have any further obligation or liability under this Agreement (other than with respect to obligations hereunder that expressly survive the termination of this Agreement).

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6.  SURVEY; TITLE BINDER

          Seller shall deliver to Buyer within ten (10) days after the Effective Date a survey, (hereinafter called the "Survey") of the Property to be made by Albuquerque Surveying Company, Inc. prepared in accordance with the current minimum standard detail requirements for an urban survey as adopted by the American Land Title Association ("ALTA") and the American Congress on Surveying and Mapping ("ACSM") and sufficient to enable the Title Company to delete the standard printed survey exception in the Owner's Title Policy. In addition to and without limiting the foregoing, the Survey shall show the following: adjacent roads; building lines; a metes and bounds description showing the beginning point, its distance and bearing from a readily ascertainable point (such as a street intersection), and the course, bearing, and measured distances of all boundary lines; monuments or stakes found and set; any building setback lines; location, dimensions, area, number of stories, and street address of all buildings and the distance from each side of each building to the property line; all change in grade within buildings and/or in finished-floor elevations of buildings; location and total number of parking spaces (including and designating handicap spaces); physical evidence of any building, fence, or hedge near any property line; physical evidence and location of any possible and each actual public and private easement and utility line and/or poles, and of each pipeline, manhole, and drain outlet; the location of entry and exit of all utilities to and from the Land and Improvements; any encroachment or overlapping of improvements; and the location and recording references of all easements or other locatable encumbrances or restrictions affecting the Property which are established by any recorded instrument. If any easements are not susceptible of location, the Survey shall so indicate. Such Survey shall be dated, shall contain a certificate in the form attached hereto as Exhibit "D" or in some other form satisfactory to the Title Company and Buyer, and shall be signed and sealed by the aforesaid surveyor or engineer. Seller shall bear the cost of the Survey; provided, however, that Buyer shall bear that portion of the cost of the Survey attributable to Buyer's survey requirements which are in addition to the current survey standards adopted by the ALTA and ACSM. If the Survey shows any encroachments, overlapping of improvements, or other conditions not acceptable to Buyer, Buyer shall have the right to terminate this Agreement by written notice to Seller on or before the expiration of the Information Review Period, whereupon the Earnest Money and accrued interest thereon will be refunded to Buyer, and neither Buyer nor Seller shall have any further obligation or liability under this Agreement (other than with respect to any obligations hereunder that expressly survive the termination of this Agreement).

          Seller, at Seller's expense, shall furnish to Buyer within ten (10) days after the Effective Date a title commitment (hereinafter called the "Title Binder") issued by the Title Company, showing title to the Property and committing to issue the Owner's Title Policy to Buyer pursuant to Paragraph
(h)(a)(iv) of this Agreement, such Title Binder to specify all exceptions to title, including, without limitation, easements, liens, encumbrances, restrictions, conditions, or covenants affecting the Property. If any exceptions appear on the Title Binder, other than the standard printed exceptions (which shall be modified as provided in Paragraph (h)(a)(iv) of this Agreement) that are not acceptable to Buyer, Buyer shall, within ten

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(10) days after receipt of the Title Binder, the Survey, and copies of all documents referred to therein, notify Seller in writing of such fact. Seller shall bear the costs to cure all such objections which Seller, in its discretion, elects to cure (provided, however, that Seller shall be obligated to have discharged and released on or before Closing all liens against the Property and shall be obligated to cure on or before Closing such other defects in Seller's title caused or created by Seller from and after the Effective Date, or, at Buyer's option, Buyer may subtract from the Purchase Price at Closing the amount of any such liens which Seller is obligated to have released and the amount necessary to cure any such other title defects caused or created by Seller on or after the Effective Date). If Seller is unable or unwilling to cure such title objections (except for those liens and title defects which Seller is obligated to cure pursuant to the immediately preceding sentence) on or before the earlier to occur of: (a) two (2) days prior to the expiration of the Information Review Period, or (b) ten (10) days after receipt of such notice, Buyer may at any time on or before the expiration of the Information Review Period, either terminate this Agreement by written notice to Seller, or waive such objections and accept such title as Seller can deliver. In the event of such termination, the parties shall have no further right or other obligation hereunder (other than with respect to obligations hereunder that expressly survive the termination of this Agreement), and the Earnest Money and accrued interest thereon shall be returned to Buyer. Those exceptions or title deficiencies that appear on the Title Binder and are accepted by Buyer pursuant to the terms of this Paragraph 6 shall constitute the "Permitted Encumbrances."


7.  COVENANTS OF SELLER

    Seller covenants and agrees with Buyer that, between the date hereof and the date of Closing:

          (a) Seller will cause the Property to be maintained and operated in a good and workmanlike manner in accordance with all applicable laws, and will keep the Improvements and Personal Property in as good order and operating condition as existed on the Effective Date, ordinary wear and tear excepted, causing all necessary repairs, renewals, and replacements to be made promptly.

          (b) Seller will continue to operate the Property in the usual and customary manner and will not enter into any lease, use, or occupancy agreement affecting any portion of the Property or extend, renew, amend, cancel, or terminate any Tenant Leases without the prior written approval of Buyer, will not credit or apply any security, utility, or other deposits to any Delinquent Rents (as hereinafter defined), and will comply with all the obligations of the lessor under all such Tenant Leases.

          (c) If Seller discovers any material defect, error, or omission in any Required Information Materials, Seller will promptly give Buyer notice with

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     detailed information sufficient to correct the defect, error, or omission in the Required Information Materials.

          (d) Seller will not sell, exchange, assign, transfer, convey, encumber, or otherwise dispose of all or any part of the Property or any interest therein, or permit or negotiate for any of the foregoing; provided, however, Seller may sell or dispose of the Personal Property in the ordinary course of its business.

          (e) Seller will not, without the prior written consent of Buyer, enter into any service, maintenance, or management agreement with respect to the Property which is not terminable on or before the date of Closing.

          (f) Seller will cause the Property to be covered by fire and extended coverage casualty insurance in an amount at least equal to the full replacement value of the Property together with loss of rents coverage for the twelve month period following the date of such casualty.

          (g) Seller will not, without the prior written consent of Buyer, consent to any assignment, sublease, mortgage, or other encumbrance by any tenant of its interest in its Tenant Lease, except if the terms of the Tenant Lease require Seller to give such consent.

          (h) Seller shall not, without the prior written consent of Buyer, assign, transfer, make subject to any lien or encumbrance, or hypothecate any rents or the right of Seller to any rents due or to become due under the Tenant Leases, or any other rights of Seller under the Tenant Leases.

Buyer shall not unreasonably withhold its written consent where Buyer's consent is required pursuant to any provision of this Paragraph 7, and Buyer's consent shall be deemed to have been denied if Buyer fails to deliver written notice of Buyer's approval of such matter within five (5) days after delivery to Buyer of a request for consent together with all documents reasonably required by Buyer to evaluate such request.


8.  REPRESENTATIONS AND WARRANTIES

          (a) SELLER'S REPRESENTATIONS AND WARRANTIES: Seller hereby disclaims all representations and warranties that are not otherwise specifically contained in this Agreement, and Buyer hereby accepts this Agreement and will accept the Deed (as hereafter defined) at Closing subject to the following:

               EXCEPT FOR THE WARRANTY OF TITLE TO BE CONTAINED IN THE DEED AND THE EXPRESS LIMITED WARRANTIES PROVIDED IN THIS

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     AGREEMENT AND TO BE PROVIDED IN THE CLOSING DOCUMENTS, BUYER ACKNOWLEDGES
     AND AGREES THAT SELLER HAS NOT MADE, DOES NOT MAKE AND SPECIFICALLY NEGATES AND DISCLAIMS ANY REPRESENTATIONS, WARRANTIES, PROMISES, COVENANTS, AGREEMENTS OR GUARANTIES OF ANY KIND OR CHARACTER WHATSOEVER, WHETHER EXPRESS OR IMPLIED, ORAL OR WRITTEN, PAST, PRESENT, OR FUTURE, OF, AS TO, CONCERNING OR WITH RESPECT TO (A) THE VALUE, NATURE, QUALITY OR CONDITION OF THE PROPERTY, INCLUDING, WITHOUT LIMITATION, THE WATER, SOIL AND GEOLOGY, (B) THE INCOME TO BE DERIVED FROM THE PROPERTY, (C) THE SUITABILITY OF THE PROPERTY FOR ANY AND ALL ACTIVITIES AND USES WHICH BUYER MAY CONDUCT THEREON, THE SUITABILITY OF THE PROPERTY FOR CONSTRUCTION OF IMPROVEMENTS OR THE AVAILABILITY OF UTILITIES TO THE PROPERTY, (D) THE COMPLIANCE OF OR BY THE PROPERTY OR ITS OPERATION WITH ANY LAWS, RULES, ORDINANCES OR REGULATIONS OF ANY APPLICABLE GOVERNMENTAL AUTHORITY OR BODY, INCLUDING, WITHOUT LIMITATION, BUILDING, FIRE AND SAFETY CODES, (E) THE HABITABILITY, MERCHANTABILITY, MARKETABILITY, PROFITABILITY OR FITNESS FOR A PARTICULAR PURPOSE OF THE PROPERTY, (F) THE MANNER OR QUALITY OF THE CONSTRUCTION OR MATERIALS, IF ANY, INCORPORATED INTO THE PROPERTY, (G) THE QUALITY, STATE OF REPAIR OR LACK OF REPAIR OR CONDITION OF THE PROPERTY, AND (H) ANY OTHER MATTER WITH RESPECT TO THE PROPERTY OR THE AREA IN WHICH IT IS LOCATED. EXCEPT FOR THE EXPRESS LIMITED WARRANTIES PROVIDED IN THIS PARAGRAPH AND TO BE PROVIDED IN THE CLOSING DOCUMENTS, SELLER HAS NOT MADE, DOES NOT MAKE AND SPECIFICALLY DISCLAIMS ANY REPRESENTATIONS REGARDING WHETHER THE PROPERTY DOES OR DOES NOT CONTAIN ANY HAZARDOUS, TOXIC OR REGULATED MATERIALS, INCLUDING SOLID WASTE, AS DEFINED BY THE U.S. ENVIRONMENTAL PROTECTION AGENCY REGULATIONS AT 40 C.F.R., PART 261, OR REGARDING WHETHER THE PROPERTY COMPLIES WITH ANY ENVIRONMENTAL PROTECTION, POLLUTION OR LAND USE LAWS, RULES, REGULATIONS, ORDERS OR REQUIREMENTS, OR THE DISPOSAL OR EXISTENCE, IN OR ON THE PROPERTY, OF ANY HAZARDOUS SUBSTANCE, AS DEFINED BY THE COMPREHENSIVE ENVIRONMENTAL RESPONSE COMPENSATION AND LIABILITY ACT OF 1980, AS AMENDED, AND REGULATIONS PROMULGATED THEREUNDER, OR HAZARDOUS, TOXIC OR OTHER DANGEROUS SUBSTANCES THE STORAGE, USE, DISPOSAL OR TRANSPORTATION OF WHICH IS GOVERNED OR REGULATED BY ANY LOCAL, STATE OR FEDERAL LAW OR REGULATION. EXCEPT FOR THE EXPRESS WARRANTY OF TITLE TO BE CONTAINED IN THE DEED, THE EXPRESS LIMITED WARRANTIES OF SELLER CONTAINED IN THIS AGREEMENT AND TO BE PROVIDED IN THE CLOSING DOCUMENTS, AND

     THE REQUIRED INFORMATION MATERIALS, BUYER FURTHER ACKNOWLEDGES AND AGREES THAT, HAVING BEEN GIVEN THE OPPORTUNITY TO INSPECT THE PROPERTY, BUYER IS RELYING SOLELY ON ITS OWN INVESTIGATION OF THE PROPERTY AND NOT ON ANY INFORMATION PROVIDED OR TO BE PROVIDED BY SELLER. BUYER FURTHER ACKNOWLEDGES AND AGREES THAT ANY INFORMATION PROVIDED OR TO BE PROVIDED BY SELLER WITH RESPECT TO THE PROPERTY WAS OBTAINED FROM A VARIETY OF SOURCES AND THAT SELLER HAS NOT MADE ANY INDEPENDENT INVESTIGATION OR VERIFICATION OF SUCH INFORMATION AND MAKES NO REPRESENTATIONS AS TO THE ACCURACY OR COMPLETENESS OF SUCH INFORMATION EXCEPT FOR THE EXPRESS WARRANTY OF TITLE TO BE CONTAINED IN THE DEED, THE EXPRESS LIMITED WARRANTIES SET FORTH IN THIS AGREEMENT AND TO BE PROVIDED IN THE CLOSING DOCUMENTS. SELLER IS NOT LIABLE FOR OR BOUND IN ANY MANNER BY ANY VERBAL OR WRITTEN STATEMENTS, REPRESENTATIONS OR INFORMATION PERTAINING TO THE PROPERTY, OR THE OPERATION THEREOF, FURNISHED BY ANY REAL ESTATE BROKER, AGENT, EMPLOYEE, SERVANT OR OTHER PERSON, UNLESS CONTAINED IN THIS AGREEMENT, IN THE CLOSING DOCUMENTS, OR IN A DULY EXECUTED WRITTEN AMENDMENT HERETO SIGNED BY JAMES E. QUIGLEY III AS AUTHORIZED REPRESENTATIVE OF SELLER. OTHER THAN AS ABOVE PROVIDED, THE SALE OF THE PROPERTY IS MADE ON AN "AS IS" CONDITION AND BASIS "WITH ALL FAULTS." IT IS UNDERSTOOD AND AGREED THAT THE PURCHASE PRICE HAS BEEN ADJUSTED BY PRIOR NEGOTIATION TO REFLECT THAT ALL OF THE PROPERTY IS SOLD BY SELLER AND PURCHASED BY BUYER SUBJECT TO THE FOREGOING. THIS DISCLAIMER SHALL BE INCLUDED IN THE BILL OF SALE TO BE EXECUTED BY SELLER AND BUYER AT CLOSING.

          As the sole and exclusive representations of Seller in connection with this Agreement, (except for any other representations and warranties of Seller expressly contained in this Agreement), Seller hereby represents and warrants to Buyer the following:

               (i) The Tenant Leases, the current rent roll, and the schedule of capital expenditures each delivered or to be delivered to Buyer in accordance with Article 3 hereof and Exhibit "B" attached hereto are and will be true, correct, accurate, and complete and do not or will not omit to state any fact or condition, the omission of which makes any of such documents misleading. All other Required Information Materials (excluding the Tenant Leases, rent roll, and schedule of capital expenditures) are and will be true, correct, accurate, and complete in all material respects and will not omit to state any material fact or condition, the omission of which makes any of such materials materially misleading. All financial reports which are included in the Required Information Materials are and will be prepared in accordance with generally accepted accounting principles, consistently applied, except with regard to depreciation and interest expense.

               (ii) To the best of Seller's current, actual knowledge (as hereinbelow defined), the location, construction, occupancy, operation, and use of the Property (including any improvements and equipment forming any part thereof) do not violate any applicable law, statute, ordinance, rule, regulation, order, or determination of any governmental authority or any board of fire underwriters (or similar body), or any restrictive covenant or deed restriction or zoning ordinance or classification affecting the Property, including, without limitation, all applicable building codes, flood disaster laws, and health and environmental laws and regulations (hereinafter sometimes collectively called "Applicable Laws").

               (iii) To the best of Seller's current, actual knowledge, the Property and Seller are not currently subject to any existing, pending, or threatened investigation or inquiry by any governmental authority or to any remedial obligations under any Applicable Laws pertaining to health or the environment ("Environmental Laws"); and Seller has no knowledge or any reason to believe Buyer will be required to obtain any permits, licenses, or similar authorizations to occupy, operate, or use any portion of the Property by reason of any Environmental Laws.

               (iv) To the best of Seller's current, actual knowledge, there are no changes contemplated in any of the Applicable Laws or of any judicial or administrative action, any action by adjacent landowners, or any fact or condition relating to the Property which would adversely affect, prevent, or limit use of the Property as a retail shopping center.

               (v) Except as set forth on Schedule 8(a)(v) attached hereto, neither Seller nor the tenant is in default under any of the Tenant Leases; each tenant has accepted the premises covered by its Tenant Lease and is in possession of such premises in accordance with its Tenant Lease; all initial construction and installation work required of Seller has been fully performed, paid for, and accepted by such tenant; and no tenant of a Tenant Lease has any pending litigation, offset, or counterclaim against Seller. No tenant has given any notice to Seller of intention of instituting litigation with respect to any Tenant Lease or terminating its tenancy. No tenant under a Tenant Lease has any free rent or other rental concession which will be effective after the Effective Date hereof. Seller owns no interest, directly or indirectly, in any of the tenants of the Property, nor has Seller loaned money to any tenants for tenant improvements, delinquent rent, working capital, or any other matter.

               (vi) Except as disclosed in the Title Binder, none of the landlord's interest in the Tenant Leases and none of the rents or other amounts payable thereunder have been assigned, pledged, or encumbered.

               (vii) No brokerage or leasing commissions or other compensation is due or payable with respect to or on account of any of the Tenant Leases or any extension or renewal thereof.

               (viii) To the best of Seller's current, actual knowledge, the Land has not been contaminated by or used for the storage or disposal of any hazardous substances, hazardous waste, or petroleum, except as set forth in the updated Phase I environmental report prepared by Western Technologies, Inc., and except for any substances or materials used by tenants in the ordinary course of their respective businesses and in compliance with all applicable Environmental Laws. To the best of Seller's current, actual knowledge, neither the Land nor the Improvements contain any building material having asbestos-containing materials as a component part, any underground storage tanks, or any other environmental conditions that a prudent and cautious shopping center owner or buyer would remove or remediate.

               (ix) There is no pending or, to the best of Seller's current actual knowledge, threatened litigation (including, without limitation, any condemnation or notice of condemnation) affecting or related to the Property or any of the Tenant Leases.

               (x) This Agreement has been executed by each person or entity that has an ownership interest in the Property, and there is no requirement that any person or entity that has not signed this Agreement grant any consent or take any other action in order to enable Seller to have the right to convey the Property as contemplated by this Agreement.

               (xi) There are no oral agreements affecting the Property.

               (xii) There are no agreements with any other person relating to the sale or other conveyance of the Property.

               (xiii) Seller is a limited partnership duly organized, validly existing and in good standing under the laws of the State of Delaware, and authorized to do business in New Mexico as a foreign limited partnership. Seller has the requisite power and authority and legal right to execute, deliver, and perform its obligations contained in this Agreement, and all agreements executed or to be executed on behalf of Seller in connection with this Agreement, and to carry on its business as now being conducted.

               (xiv) This Agreement has been duly executed and delivered by Seller and constitutes the legal, valid, and binding obligation of Seller enforceable against Seller in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium, or other similar laws affecting the enforcement of creditors' rights generally.

               (xv) The execution, delivery, and performance by Seller of this Agreement and compliance with the terms and provisions hereof do not and will not (a) violate or conflict with, or result in a breach of, or require any consent under (i) the limited partnership agreement of Seller, (ii) any applicable law, rule, or regulation or any order, writ, injunction, or decree of any governmental or regulatory authority or arbitrator, or (iii) any agreement or instrument to which Seller is a party or by which it or any of its property is bound or subject, or (b) constitute a default under any such agreement or instrument.

               (xvi) Seller has all requisite power and authority and the legal right to own, pledge, mortgage, convey and operate its properties and assets, and to conduct its business substantially as now or currently proposed to be conducted.

               (xvii) There are no legal or arbitral proceedings, and no proceedings by or before any governmental or regulatory authority, pending or threatened against or affecting Seller or any properties or rights of Seller which (a) purport to affect the legality, validity, binding effect or enforceability of this Agreement or (b) if adversely determined, would have a material adverse effect on the business, condition (financial or otherwise), operations, prospects, or properties of Seller.

               (xviii) No authorization, consent, or approval of, or filing or registration with, any governmental or regulatory authority is required for the execution, delivery, and performance by Seller of this Agreement or any closing documents to which Seller is or will be a party.

               (xix) The performance of any action required by this Agreement is not restrained or enjoined (either temporarily, preliminarily, or permanently), and no condition has been imposed by any court upon any of the foregoing transactions that would have a material adverse effect on the performance of any action required by this Agreement or the enforceability of this Agreement. All representations and warranties of Seller provided in subparagraphs 8(a)(xiii) through
          (xix), inclusive, are made to the best of Seller's current, actual knowledge.

               The foregoing limited representations and warranties shall be deemed to be repeated by Seller at the Closing and shall survive the Closing; provided, however, such limited representations and warranties shall only survive for a period of eighteen (18) months after the Closing Date. Seller agrees to indemnify, defend, and hold Buyer harmless from and against, and to reimburse Buyer with respect to, any and all claims, demands, causes of action, losses, damages, liabilities, costs, and expenses (including reasonable attorney's fees and court costs) of any and every kind or character, known or unknown, fixed or contingent, asserted against or incurred by Buyer at any time and from time to time by reason of or arising out of (i) the breach of any representation or warranty of Seller set forth herein, or (ii) any Premises Liability Claims brought against Buyer for losses which occurred, or which are alleged to have occurred, before the Closing; provided, however, such agreement to indemnify, defend, and hold harmless with respect to the breach of any representation or warranty of Seller (other than those set forth in Paragraphs 7[b], 7[d], and 7[h] hereof) shall be subject to the limitations set forth in Paragraph 11(a)(v)(B) of this Agreement. For purposes of this Agreement, the term "Premises Liability Claims" shall mean those claims brought by third parties against landowners due to an unsafe or allegedly unsafe condition upon the Property owned by landowner, such as, "slip and fall" claims, "trip and fall" claims, and claims of liability for the criminal or negligent acts of others while on the Property.

               For purposes of this Agreement, Seller's "current, actual knowledge" shall expressly exclude constructive, implied and imputed knowledge, and shall mean only that James E. Quigley III, the authorized representative of Seller, has no actual awareness at the time he signs this Agreement of any facts that he knows would render any of the above representations untrue, without any obligation to conduct any independent investigation of any kind whatsoever, and without any obligation to review Seller's own records or interview its personnel. Seller represents and warrants to Buyer that Mr. Quigley supervises the management of the Property and is the person who, in the ordinary course of business, would be made aware of matters of a material nature relating to the Property if such matters were reported to Seller. Seller further represents and warrants to Buyer that Mr. Quigley is the person to whom, in the ordinary course of business, any notices of a material nature relating to the Property would be routed.

          (b) BUYER'S REPRESENTATIONS AND WARRANTIES: Buyer makes each of the following representations and warranties to the best of its current actual knowledge (as hereinbelow defined). For purposes of this Agreement, Buyer's "current actual knowledge" shall expressly exclude constructive, implied and imputed knowledge and shall mean only Stanford Alexander, Martin Debrovner, Joseph W. Robertson, Jr., M. Candace DuFour, and Andrew
     M. Alexander, the senior officers of Buyer, have no actual awareness at the time of execution of this Agreement of any facts that such respective person knows would render any of the above representations or warranties untrue, without any obligation to conduct any independent investigation of any kind whatsoever, and without obligation to review Buyer's own records or interview its personnel; such representations and warranties being as follows:

               (i) Buyer is a real estate investment trust duly organized, validly existing and in good standing under the laws of the State of Texas. Buyer has the requisite trust power and authority and legal right to execute, deliver, and perform its obligations contained in this Agreement, and all agreements executed or to be executed on behalf of Buyer in connection with this Agreement, and to carry on its business as now being conducted.

               (ii) This Agreement has been duly executed and delivered by Buyer and constitutes the legal, valid, and binding obligation of Buyer enforceable against Buyer in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium, or other similar laws affecting the enforcement of creditors' rights generally; provided, however, that Buyer's ability to deliver the subject WRI Shares in accordance with the provisions of this Agreement is contingent upon the Securities and Exchange Commission having determined that the registration statement which Buyer files under the Securities Act of 1933 (the "1933 Act") with respect to the Subject WRI Shares shall have become effective prior to the Closing Date.

               (iii) The execution, delivery, and performance by Buyer of this Agreement and compliance with the terms and provisions hereof do not and will not (a) violate or conflict with, or result in a breach of, or require any consent under (i) the Declaration of Trust of Buyer,
          (ii) any applicable law, rule, or regulation or any order, writ, injunction, or decree of any governmental or regulatory authority or arbitrator, including, without limitation, any State or Federal securities laws (except as stated in Paragraph 8(b)(ii) of this Agreement with respect to registration of the Subject WRI Shares under the 1933 Act), or (iii) any agreement or instrument to which Buyer is a party or by which it or any of its property is bound or subject, or (b) constitute a default under any such agreement or instrument.

               (iv) Buyer has all requisite power and authority and the legal right to own, pledge, mortgage, convey and operate its properties and assets, and to conduct its business substantially as now or currently proposed to be conducted.

               (v) There are no legal or arbitral proceedings, and no proceedings by or before any governmental or regulatory authority, pending or threatened against or affecting Buyer or any properties or rights of Buyer which (a) purport to affect the legality, validity, binding effect or enforceability of this Agreement or (b) if adversely determined, would have a material adverse effect on the business, condition (financial or otherwise), operations, prospects, or properties of Buyer.

               (vi) No authorization, consent, or approval of, or filing or registration with, any governmental or regulatory authority is required for the execution, delivery, and performance by Buyer of this Agreement or any closing documents to which Buyer is or will be a party, (except as stated in Paragraph 8(b)(ii) of this Agreement with respect to registration of the Subject WRI Shares under the 1933 Act).

               (vii) The performance of any action required by this Agreement is not restrained or enjoined (either temporarily, preliminarily, or permanently), and no condition has been imposed by any court upon any of the foregoing transactions that would have a material adverse effect on the performance of any action required by this Agreement or the enforceability of this Agreement.

               (viii) As of the Closing, the Subject WRI Shares will have been duly and validly authorized and issued by Buyer and will have been fully paid for and will be non-assessable, free and clear of any liens, claims or other encumbrances. As of the Closing, the Subject WRI Shares will not be subject to any restrictions on transfer; except for provisions of Buyer's Declaration of Trust which (in order to enable Buyer to maintain its status as a real estate investment trust under the provisions of the Internal Revenue Code) limit transfers which would result in the proposed transferees owning more than 9.8% of the outstanding WRI Shares.

          The foregoing representations and warranties shall be deemed to be repeated by Buyer at the Closing and shall survive the Closing; provided, however, such representations and warranties shall only survive for a period of eighteen (18) months after the Closing Date. Buyer agrees to indemnify, defend, and hold Seller harmless from and against, and to reimburse Seller with respect to, any and all claims, demands, causes of action, losses, damages, liabilities, costs, and expenses (including reasonable attorney's fees and court costs) of any and every kind or character, known or unknown, fixed or contingent, asserted against or incurred by Seller at any time and from time to time by reason of or arising out of (i) the breach of any representation or warranty of Buyer set forth herein, or (ii) any Premises Liability Claims brought against Seller for losses which occurred, or which are alleged to have occurred, after the Closing.


9.  CONDITIONS TO BUYER'S OBLIGATIONS

          It shall be a condition precedent to Buyer's obligation to consummate the purchase of the Property hereunder that on the Closing Date (as hereinafter defined), all the following conditions shall exist:

          (a) Seller shall have performed each covenant to have been performed by Seller hereunder within the time specified.

          (b) There shall be no change in the matters reflected in the Title Binder.

          (c) There shall be no change in the matters reflected in the Survey.

          (d) All municipal and utility services shall be available to the Property.

          (e) No material change shall have occurred or be threatened with respect to the Property which would adversely affect the findings made in the Information Review Period referred to in Paragraph 3.

          (f) The Improvements and the equipment forming a part of the Property shall be in the same condition as existed at the expiration of the Information Review Period. No damage from fire or other casualty shall have affected the Improvements. No condemnation affecting the Property shall have occurred or be pending or threatened.

          (g) There shall be no litigation pending or threatened affecting the Property.

          (h) Except for McCrory's, on the Closing Date, neither Seller nor any Anchor Tenant (as hereinafter defined) shall have filed a petition under any section of the Bankruptcy Code, as amended, or under any similar law or statute of the United States or any State thereof, nor shall Seller or any Anchor Tenant have been adjudged bankrupt or insolvent, nor shall any rearrangement of its debts have been requested by Seller or any Anchor Tenant; neither Seller nor any Anchor Tenant shall be insolvent and no receiver or trustee shall have been appointed for Seller or any of Seller's assets, or for an Anchor Tenant or any of the assets of an Anchor Tenant. For purposes hereof, the term "Anchor Tenant" shall mean Albertson's, Blockbuster, McCrory's, and Walgreens. Buyer hereby acknowledges that Buyer is aware that McCrory's has filed a petition under the Bankruptcy Code, which petition is pending as of the Effective Date of this Agreement and may be pending as of the Closing Date. Buyer shall have no right to terminate or extend this Agreement based upon the pendency of McCrory's bankruptcy proceedings (other than any rights that Buyer may have to elect not to deliver the Approval Notice prior to the expiration of the Information Review Period).

          (i) No Anchor Tenant shall be in default under its Tenant Lease.

          (j) There shall not have been any breach of any of the representations and warranties made by Seller herein.

          (k) Buyer shall receive estoppel certificates from all tenants under all Tenant Leases (other than McCrory's) with each estoppel certificate being in the form attached hereto as Exhibit "E" (with such modifications as Buyer in its good-faith business judgment shall suggest to clarify ambiguities and errors in the Tenant Leases delivered to Buyer by Seller) at least three (3) business days (and not more than thirty [30] days) before the Closing. Seller shall use its diligent efforts to deliver to Buyer at least three (3) business days (and not more than thirty [30] days) before Closing an estoppel certificate executed by McCrory's in a form acceptable to Buyer. If Seller is not able, after its diligent efforts, to deliver such estoppel certificate executed by McCrory's, Seller shall execute and deliver to Buyer at Closing an estoppel certificate in the form of Exhibit "F" attached hereto modified to reflect that McCrory's is in bankruptcy and has not affirmed its Tenant Lease and to clarify any ambiguities and errors in the McCrory's Tenant Lease. In addition to the McCrory's estoppel, if (i) Seller is unable, after its diligent efforts, to obtain such estoppel certificates from certain tenants under the Tenant Leases, namely, P.N.M. Public Service Company of New Mexico, Great Western Jewelry, Inc. dba The Jewelry Works, W. A. Heard dba MailBoxes, Etc., JRL Corporation dba No Appointment Family Haircutters, Factory Optical Outlet, and Madelyn Jones dba Common Market (herein such tenants being collectively called the "Non-Anchor Tenants"), and (ii) provided that the total leased space covered by the Tenant Leases of Uncooperative Non-Anchor Tenants (as hereinafter defined) does not exceed 2,800 square feet, in the aggregate, then Buyer, in lieu of the estoppel certificate or certificates from such Uncooperative Non-Anchor Tenants, shall accept an estoppel certificate from Seller for each of the Uncooperative Non-Anchor Tenants in the form of Exhibit F hereto (with such modifications as Buyer in its good faith judgment shall suggest to clarify ambiguities and errors in the Tenant Leases of such Uncooperative Non-Anchor Tenants). For purposes of this Paragraph 9(k), the term "Uncooperative Non-Anchor Tenants" shall mean Non-Anchor Tenants who fail, neglect, or refuse to deliver to Buyer or Seller at least three (3) business days prior to the Closing Date an executed estoppel certificate in the form provided in this Paragraph 9(k).

          (l) Each covenant of Seller provided in this Agreement shall be a condition precedent to Buyer's obligation to consummate the purchase of the Property hereunder.

          (m) The Registration Statement which Buyer shall have filed under the 1933 Act relating to the Subject WRI Shares shall have become effective and such shares shall have been listed on the New York Stock Exchange.

If any one of the above conditions is not satisfied, Buyer, at its option, may waive such condition in writing, extend the Closing Date for a period of time not to exceed thirty (30) days to allow Seller an opportunity to satisfy such condition, or terminate this Agreement by written notice thereof to Seller, in which last event the parties shall have no further right or obligation hereunder (other than with respect to obligations hereunder that expressly survive the termination of this Agreement), and the Earnest Money plus all accrued interest thereon shall be returned to Buyer. With respect to the condition set forth in Paragraph 9(m) of this Agreement, Buyer agrees to use reasonable efforts to obtain an effective registration of the Subject WRI Shares and to list the Subject WRI Shares on the New York Stock Exchange.


10.  CLOSING

          Provided that all conditions precedent to the Closing have been satisfied, and this Agreement has not otherwise been rightfully terminated pursuant to its terms, the closing of the conveyance and purchase of the Property (herein called the "Closing") shall occur on or before fifteen (15) days after the last day of the Information Review Period, but in no event shall the Closing occur after May 31, 1995, at a time and on a date designated by Buyer (the "Closing Date"). Buyer shall give at least three (3) days prior notice to Seller of the Closing Date and the time scheduled for the Closing. The Closing shall take place at the offices of the Title Company unless Seller and Buyer otherwise agree. At the Closing, the following shall occur:

          (a) Seller shall deliver to Buyer the following (any of the following to be executed by Seller shall be collectively called the "Closing Documents"):

               (i) a Special Warranty Deed (the "Deed") conveying good and marketable title to the Property to Buyer free of any exceptions other than the Permitted Encumbrances;

               (ii) an Assignment of Tenant Leases assigning, transferring, conveying, and delivering unto Buyer with special warranty of title the entire right, title, and interest of the landlord or lessor under the Tenant Leases and tenancies that affect the Property, including, without limitation, all security deposits existing as of the Closing Date, said Assignment of Tenant Leases to include (1) Seller's indemnification of Buyer for liabilities, losses, damages, costs, and expenses incurred with respect to any action or cause of action accruing prior to the Closing Date under the Tenant Leases; (2) Buyer's indemnification of Seller for liabilities, losses, damages, costs, and expenses incurred with respect to any action or cause of action accruing from and after the Closing Date under the Tenant Leases, except for any liabilities, losses, damages, costs, and expenses arising out of the actions of the Seller; and (3) an updated rent roll certified by Seller as of the Closing Date;

               (iii) a Bill of Sale with special warranty of title conveying all Personal Property to Buyer free and clear of any exceptions other than the Permitted Encumbrances;

               (iv) at Seller's expense, an Owner's Title Policy in the amount of $6,347,250 noting no exceptions other than the Permitted Encumbrances and other exceptions approved in writing by Buyer, and including the following modifications to the standard typed or printed exceptions in the Title Binder: (1) the restrictive covenants exception shall be deleted if the Title Binder does not list any restrictive covenants as exceptions to title; (2) the standard exception for current taxes shall except only to taxes for the year in which the Closing occurs and shall indicate that such taxes are not yet due and payable; (3) the exception for any discrepancies, conflicts, encroachments, or any overlapping of improvements shall be deleted; (4) the exception for rights of parties in possession shall except only to the rights of tenants in possession under leases identified on a schedule attached to the policy, which shall be a schedule of the Tenant Leases and (5) the Owner's Title Policy shall include an endorsement insuring against the existence of any liens for services, labor, or materials, whether or not filed of record;

               (v) current UCC searches dated within ten (10) days of the Closing Date (provided Buyer delivers Seller at least 10 days prior notice of the Closing Date) from the Office of the Secretary of State of New

          Mexico, and the county clerk of the county in which the Property is situated showing no financing statements affecting any of the Property;

               (vi) an assignment of all Intangibles including, but not limited to, warranties and guaranties relating to construction of the Property;

               (vii) executed originals of all Tenant Leases, the Certificate of Occupancy, and all other licenses, permits, and governmental certificates and approvals relating to the Property;

               (viii) keys to all locks on the Property that are in Seller's possession;

               (ix) letters addressed to each tenant under the Tenant Leases advising of the change of ownership of the Property and informing such tenants to make future rental payments to Buyer;

               (x) letters to all utility companies advising of the change of ownership of the Property.

               (xi) an affidavit from Seller and any other parties required pursuant to Section 1445 of the Internal Revenue Code and/or regulations relating thereto stating, under the penalty of perjury,
          (1) that neither Seller nor any other party so swearing is a foreign person, (2) the U.S. Taxpayer identification number of Seller and such other parties, if any, and (3) such other information as may be required by regulations enacted by the U.S. Department of the Treasury in connection with Section 1445 of the Internal Revenue Code. An executed counterpart of this affidavit will be furnished to the Internal Revenue Service and Buyer at Closing;

               (xii) assignment of the right to use all names including, but not limited to, "Valle del Sol Shopping Center", and logos used by Seller in connection with the Property;

               (xiii) such evidence as may be reasonably required by Buyer or the Title Company evidencing the status and capacity of Seller and the authority of the person or persons who are executing the various closing documents on behalf of Seller in connection with this Agreement;

               (xiv) such affidavits, indemnities, and other documents as the Title Company may require from Seller as a condition to issuing the Owner's Title Policy in accordance with Paragraph 10(a)(iv); and

               (xv) Such other documents as Seller and Buyer may have agreed to deliver at the Closing. All closing documents shall be prepared by Buyer and shall be consistent with this Agreement and with custom and usage for similar type transactions, and the documents described in Paragraphs 10(a)(i), (ii), (iii), (vi), (ix), (x), (xi), (xii), (xiv) and (xv) shall be reasonably acceptable to Seller and Seller's counsel.

          (b) Buyer shall deliver the Subject WRI Shares issued in the "street name" Rothschild Inc. to the Seller, and the Title Company shall return to Buyer the Earnest Money and all accrued interest thereon.

          (c) Rents, common area charges, escalations, and other tenant reimbursements (other than security deposits) payable under the Tenant Leases (collectively, the "Rents") for the Property or portions thereof shall be prorated as of 11:59 p.m. on the day prior to the Closing Date, except that no proration shall be made for Rents delinquent as of 11:59 p.m. on the day prior to the Closing Date (hereinafter called the "Delinquent Rents"). Buyer shall have no liability to Seller for the Delinquent Rents, and shall have no obligation to collect the Delinquent Rents; provided, however, Buyer agrees to use reasonable efforts to collect any delinquent common area maintenance, tax, and insurance expenses from Walgreen Hastings Co. attributable to the calendar year 1994, the amount of such delinquent expenses being evidenced in the year-end adjustment bill prepared by Seller and sent to Walgreen Hastings Co. Buyer, however, shall not be required to file a lawsuit against Walgreen Hastings Co. to collect such delinquent amounts unless Buyer's reasonable efforts to collect such sums have failed and Seller has agreed in writing and in a form and substance reasonably acceptable to Buyer to reimburse Buyer for all costs and expenses including, without limitation, reasonable attorney's fees, incurred by Buyer in connection with such litigation. Seller shall deliver to Buyer on or before the Closing a copy of such year-end adjustment bill for 1994 together with such supporting documentation requested by Buyer. Seller shall not contact any tenants from and after the Closing Date. Amounts collected by Buyer from tenants owing Delinquent Rents shall be applied first to current amounts owed by such tenant and accruing on or after the Closing Date, then to any Delinquent Rents owing for the rent period during which the Closing occurred (such amount to be prorated between Buyer and Seller as provided herein), and the remainder, if any, to Delinquent Rents owing prior to the rent period during which the Closing occurred. Any such amounts applicable to Delinquent Rents received by Buyer shall be promptly forwarded to Seller. All security deposits received by Seller from any tenant under an existing Tenant Lease shall be paid over to Buyer. If the actual Rents received attributable to the calendar month in which the Closing occurs differs from the amount of Rents for such month upon which the proration of Rents at Closing was calculated, then within thirty (30) days after the end of the calendar month in which the Closing occurs, Seller and Buyer shall adjust the proration of the Rents attributable to such calendar month based on the actual Rents received for such month, and Seller or Buyer, as the case may be, shall pay to the other any amount required as a result of such adjustment. The covenant in the immediately preceding sentence shall survive the Closing.

          (d) General real estate taxes for the then current year relating to the Property (except those taxes payable by the tenants directly to the respective taxing authority) shall be prorated as of 11:59 p.m. on the day prior to the Closing Date. If the Closing shall occur before the tax rate is fixed for the then current year, the apportionment of taxes shall be made on the basis of the tax rate for the immediately preceding year applied to the latest assessed valuation of the Property, provided that, if the taxes actually due for the current year are more or less than the taxes for the preceding year, then within thirty (30) days after the issuance of the then current year's tax bill, Seller and Buyer shall adjust the proration of such taxes and Seller or Buyer, as the case may be, shall pay to the other any amount required as a result of such adjustment; this covenant shall not merge with the deed delivered hereunder but shall survive the Closing. All special taxes or assessments assessed prior to the Closing Date shall be paid by Seller, and those assessed after the Closing Date shall be paid by Buyer.

          (e) All other income from, and expenses of, the Property, including but not limited to public utility charges, interest, maintenance charges, and service charges, shall be prorated as of 11:59 p.m. on the day prior to the Closing Date. To the extent that information for any such proration is not available at the Closing, the parties shall effect such proration within ninety (90) days after Closing. If, however, the proration of percentage rental from any tenant or any other item of income or expense cannot be made within ninety (90) days after the Closing, then the proration of such item for each such tenant shall be made within ten (10) days after the information relating to such item becomes available. Percentage rents for each Tenant Lease shall be prorated on the basis of the number of days lapsed during the tenant's percentage rent period as of 11:59 p.m. on the day prior to the Closing Date and not on the basis of the amount of the tenant's sales which accrued during such percentage rent period as of 11:59 p.m. on the day prior to the Closing Date. The provisions of this subparagraph (e) shall survive the Closing.

          (f) Possession of the Property shall be delivered to Buyer, subject only to the rights of tenants under those Tenant Leases (i) listed on the current rent roll described as item A(vii) on Exhibit "B" attached hereto, and (ii) approved in writing by Buyer in accordance with Paragraph 7(b) of this Agreement.

          (g) Any escrow fee charged by the Title Company shall be paid one-half (1/2) by Seller and one-half (1/2) by Buyer. Seller shall pay the fee for recording the warranty deed and any other documents recorded in this transaction, the cost of the Survey (except for that portion of the cost of the Survey to be paid by Buyer pursuant to Paragraph 6 hereof), the premium for the Owner's Title Policy and for any required endorsements thereto, and the costs and fees of the Title Company incurred in connection with the issuance of the Title Binder and the Owner's Title Policy. Each party shall be responsible for the payment of its own attorney's fees incurred in connection with this transaction. Any other costs payable at the Closing shall be allocated to Buyer and Seller as is customary in the county in which the Property is located.


11.  REMEDIES

          (a) If Seller should fail or refuse to perform any of Seller's obligations hereunder, Buyer may, at its option and as Buyer's sole and exclusive remedies, exercise any one or more of the following remedies:
     (i) obtain a refund of the Earnest Money, with interest accrued thereon;
     (ii) enforce specific performance; (iii) waive Seller's performance of such obligations and close the purchase of the Property; (iv) credit against the Purchase Price at Closing the amount of any liens against the Property as is provided in Paragraph 6 of this Agreement; or (v) pursue a claim for damages against Seller under the following conditions, and none other:

               (A) if Seller breaches any of its obligations under Paragraphs 7(b), 7(d), or 7(h), Buyer may pursue a claim for damages against Seller without limitation on the amount thereof; or

               (B) if there is a breach of any representations or warranties of Seller provided in this Agreement or to be provided in the Closing Documents (except the warranty of title to be provided in the Deed) and the damages incurred by Buyer resulting therefrom, in the aggregate, equal or exceed $100,000.00, then Buyer may pursue a claim for damages against Seller, at any time and from time to time, provided that (1) any such claim or claims must be filed on or before the date eighteen (18) months after the Closing Date (or if this transaction does not close, the date eighteen [18] months after the termination of this Agreement), and (2) the total amount of damages claimed for all breaches of representations and warranties of Seller (excluding warranty of title) shall not exceed $500,000.00 in the aggregate. The limitations on damages set forth in this Paragraph 11(a)(v)(B), however, shall not, in any manner or to any extent, limit, diminish, waive, reduce, or negate any action, claims, or rights of Buyer arising out of or resulting from a breach of Seller's warranty of title to be provided in the Deed or any other Closing Documents.

          (b) If Seller shall have complied with all Seller's covenants and obligations hereunder and all the conditions of Buyer's obligations hereunder shall have been timely fulfilled but Buyer defaults and fails and refuses to close the purchase of the Property as herein contemplated, Seller's sole and exclusive remedy shall be to receive the Earnest Money; it being acknowledged and agreed by Seller and Buyer that the Earnest Money to which Seller may be entitled under this Paragraph 11(b) is a reasonable forecast of just compensation for the harm that could be caused by Buyer's default, that the harm that could be caused to Seller by such default is one that is difficult or impossible to accurately ascertain or predict, and that the payment of the Earnest Money to Seller upon Buyer's default shall constitute full satisfaction and accord of Buyer's obligations under this Agreement. Seller hereby waives and releases any claim for specific performance and all claims or remedies other than Seller's right to receive the Earnest Money in accordance with the terms of this Paragraph 11(b).

          (c) Notwithstanding the terms of Paragraph 11(a)(v)(B) hereof, if Buyer has current, actual knowledge at the time of Closing that there is a breach of any representation, warranty or covenant of Seller in this Agreement or to be included in the Closing Documents and nonetheless Buyer elects to close this transaction, Buyer shall be deemed to have waived such breach of representation, warranty or covenant and shall not be entitled to recover damages from Seller for such breach of representation, warranty or covenant waived by Buyer; provided, however, such waiver shall not waive, limit, hinder, or negate the right of Buyer to recover damages for any other breach of representation, warranty or covenant pursuant to the terms of this Paragraph 11.


12.  BROKER

          Each party hereto represents to the other that such respective party has not authorized any broker or finder to act on its behalf in connection with the sale and purchase hereunder. Each party hereto agrees to indemnify, defend, and hold harmless the other party from and against any and all claims, losses, damages, costs, or expenses (including, but not limited to, reasonable attorney's fees) of any kind or character arising out of or resulting from any agreement, arrangement, or understanding alleged to have been made by such party with any broker or finder in connection with this Agreement or the transaction contemplated hereby. This Paragraph (h)..(3) shall survive the Closing or any earlier termination of this Agreement.

13.  NOTICE

          Any notice or communication required or permitted hereunder shall be given in writing, sent by (a) personal delivery, (b) overnight courier or delivery service with proof of delivery, (c) United States mail, postage prepaid, registered or certified mail, or (d) prepaid telegram or telecopy (provided that such telegram or telecopy is confirmed by mail in the manner previously described), addressed as follows:

                   To Seller:    Rothschild Property
                                  Investors L.P.
                                 c/o Rothschild Realty Inc.
                                 1251 Avenue of the Americas, 51st Floor
                                 New York, New York 10020
                                 Attention:  Mr. James E. Quigley III
                                 Telecopy:  (212) 403-3520

               With a copy to:   J. William Boyar, Esq.
                                 Boyar, Simon & Miller
                                 4265 San Felipe
                                 Houston, Texas   77027
                                 Telecopy:  (713) 552-1758

                     To Buyer:   Weingarten Realty Investors
                                 2600 Citadel Plaza Drive, Suite 300
                                 Houston, Texas 77008
                                 Attention: President
                                 Telecopy: (713) 866-6049

               With a copy to:   Weingarten Realty Management
                                 Company
                                 2600 Citadel Plaza Drive, Suite 300
                                 Houston, Texas 77008
                                 Attention: Mark D. Stout, Esq.
                                            Assistant Counsel
                                 Telecopy: (713) 866-6049

or to such other address or to the attention of such other person as hereafter shall be designated in writing by the applicable party in a notice sent in accordance with these notice provisions. Any such notice or communication shall be deemed to have been given at the time of personal delivery or, in the case of certified or registered mail, two (2) days after deposited in the custody of the United States Postal Service, or in the case of overnight courier or delivery service, as of the date of first attempted delivery at the address and in the manner provided herein, or, in the case of telegram or telecopy, upon receipt, provided that if such notice or other communication is received by personal delivery, or is received by telegram or telecopy on a day which is not a business day, or after 5:00 p.m. on any business day at the addressee's location, such notice or communication shall be deemed to be duly received by the recipient at 9:00 a.m. on the first business day thereafter.


14.  MISCELLANEOUS

          (a) This Agreement shall be binding upon and shall inure to the benefit of the parties hereto, and their heirs, successors, and assigns. Whenever in this Agreement a reference is made to any of the parties hereto, such reference shall be deemed to include a reference to the heirs, legal representatives, successors, and assigns of such parties. Buyer shall not have the right to assign all or any portion of the rights and obligations of Buyer under this Contract to any person or entity, except upon having received the prior written consent of Seller; provided, however, that, so long as (i) the assignee assumes the obligations and liabilities of Buyer hereunder, in a written document addressed to and delivered to Seller, and (ii) the consideration to be paid to Seller remains the Subject WRI Shares, Buyer may assign its rights under this Contract, without Seller's prior consent, to any entity which is a subsidiary of Buyer. No such assignment shall relieve the Buyer originally named herein from its joint and several liability for the obligations and liabilities of "Buyer" hereunder. Seller shall not be obligated to recognize any such assignment until it has received a fully executed copy thereof, together with the assumption agreement executed by the assignee in favor of Seller. Except for assignments expressly permitted above, any purported assignment hereof by Buyer without Seller's written consent shall be null and void as concerns all parties, including the purported assignee, at the option of Seller.

          (b) The titles of the Articles of this Agreement shall have no effect and shall neither limit nor amplify the provisions of the Agreement itself.

          (c) This Agreement constitutes the entire agreement between the parties and supersedes and replaces all prior and contemporaneous agreements, representations, and understandings between Buyer and Seller, whether written or oral, including, but not limited to, that certain letter-of-intent dated February 3, 1995, to Seller from Buyer. This Agreement shall not be amended or changed except by written instrument signed by the party to be charged therewith.

          (d) Time is of the essence with respect to the various times for performance by Seller and Buyer.

          (e) This Agreement is the result of negotiations between the parties and, accordingly, shall not be construed for or against either party regardless of which party drafted this Agreement or any portion thereof.

          (f) It is not intended by this Agreement to, and nothing contained in this Agreement shall, create any partnership, joint venture, or other similar arrangement between Seller and Buyer. No term or provision of this Agreement is intended to, or shall, be for the benefit or any person, firm, corporation, or other entity not a party hereto (including, without limitation, any broker), and no such party shall have any right or cause of action hereunder.

          (g) The terms and provisions of this Agreement shall be governed by and construed in accordance with the laws of the State of New Mexico and applicable federal law.

          (h) EACH PARTY HERETO IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE NONEXCLUSIVE JURISDICTION OF ANY STATE OR FEDERAL COURT LOCATED IN HARRIS COUNTY, TEXAS, AND ANY COURT HAVING JURISDICTION OVER APPEALS OF MATTERS HEARD IN SUCH COURTS, IN ANY ACTION OR PROCEEDING ARISING OUT OF, CONNECTED WITH, RELATED TO OR INCIDENTAL TO THIS AGREEMENT, WHETHER ARISING IN CONTRACT, TORT, EQUITY OR OTHERWISE, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH STATE COURT OR, TO THE EXTENT PERMITTED BY LAW, IN SUCH FEDERAL COURT. EACH PARTY AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW.

          (i) EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES ANY OBJECTION (INCLUDING, WITHOUT LIMITATION, ANY OBJECTION OF THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS) WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY SUCH ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT IN ANY JURISDICTION SET FORTH ABOVE.

          (j) Except as herein expressly provided, no waiver by a party of any breach of this Agreement or of any warranty or representation hereunder by the other party shall be deemed to be a waiver of any other breach by the other party (whether preceding or succeeding and whether of the same or similar nature), and no acceptance of payment or performance by a party after any breach by the other party shall be deemed to be a waiver of any breach of this Agreement or of any representation or warranty hereunder by such other party, whether the first party knows of such breach at the time it accepts such payment or performance. No failure or delay by a party to exercise any right it may have by reason of the default of the other party shall operate as a waiver of default or modification of this Agreement or shall prevent the exercise of any right by the first party while the other party continues to be so in default.

          (k) Each section of this Agreement constitutes a separate agreement between the parties. In the event that any provision of this Agreement, which would not deprive the parties, or either of them, of the benefit of the bargain, is deemed to be illegal, invalid, or unenforceable on its face or as applied, then such provision shall be deemed severed herefrom to the extent illegal, invalid, and unenforceable.

          (l) Buyer is an unincorporated trust organized under the Texas Real Estate Investment Trust Act. Neither the shareholders of Buyer, nor its Trust Manager, officers, employees, or other agents shall be personally, corporately, or individually liable, in any manner whatsoever, for any debt, act, omission, or obligation of Buyer, and all persons having claims of any kind whatsoever against Buyer shall look solely to the property of Buyer for the enforcement of their rights (whether monetary or non-monetary) against Buyer.

          (m) If any date set forth in this Agreement as the last date for the taking of any action hereunder shall fall on a Saturday, Sunday, or a federal holiday (a federal holiday being a day on which the United States Postal Service does not deliver first class mail), then the last date for taking such action shall be extended to the next succeeding day that is not a Saturday, Sunday, or federal holiday.

          (n) The date upon which Buyer and the Title Company each receives a counterpart original of this Agreement duly executed by Seller and Buyer shall be the "Effective Date" of this Agreement for all purposes.

          (o) This instrument, when signed by Buyer, shall constitute an offer which shall automatically expire and be of no force or effect at 5:00 p.m. (central standard time) on March 24, 1995, unless prior to such date and time counterparts of this instrument are executed by Seller and delivered to Buyer and the Title Company.

          (p) If more than one party constitutes "Seller," as that term is defined in this Agreement, then all parties constituting Seller shall be and are jointly and severally liable for each and every obligation of Seller, of whatever nature, under the terms of this Agreement.

          (q) Neither this Agreement nor any memorandum hereof will be filed of record in the property records of any jurisdiction.

          (r) SELLER AND BUYER EACH HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT ALLOWED BY LAW, ANY AND ALL RIGHTS AND

     CLAIMS THAT EACH MAY NOW HAVE, OR TO WHICH EACH MAY OTHERWISE IN THE FUTURE BE OR BECOME ENTITLED, UNDER THE NEW MEXICO UNFAIR PRACTICES ACT, SECTION 57-12-1 ET SEQ., NEW MEXICO STATUTES ANNOTATED (1978) (REFERRED TO HEREIN AS THE "ACT"), ARISING OUT OF ANY ACT, CONDUCT OR OMISSION OF EACH, ITS EMPLOYEES OR AGENTS, HERETOFORE OR HEREAFTER TAKEN, DONE OR OMITTED TO BE DONE IN CONNECTION WITH THE TRANSACTION DESCRIBED IN THIS AGREEMENT, OR SUBSEQUENT RELATED TRANSACTIONS. SELLER AND BUYER EACH ACKNOWLEDGES AND REPRESENTS THAT IT IS A BUSINESS CONSUMER WITH EXPERIENCE IN FINANCIAL AND BUSINESS MATTERS THAT ENABLES IT TO EVALUATE THE MERITS AND RISKS OF THIS TRANSACTION, THAT IT IS NOT IN A SIGNIFICANTLY DISPARATE BARGAINING POSITION AND THAT IT HAS BEEN REPRESENTED BY COMPETENT LEGAL COUNSEL OF ITS CHOICE.

15.  DIVIDEND REPAYMENT

          At the Closing, Buyer and Seller will prorate the first quarterly dividend contemplated to be payable with respect to the Subject WRI Shares after the Closing Date as follows: The number of days which will have ensued between the record date for the immediately preceding dividend on WRI Shares and the Closing Date shall be calculated. Such number shall be the numerator of a fraction, the denominator of which shall be 90. Such fraction shall be multiplied by the dollar amount which is equal to the contemplated next quarterly dividend on the Subject WRI Shares. Seller shall pay to Buyer at the Closing an amount equal to the product of such multiplication. Thereafter, Seller (or any other holder of the Subject WRI Shares) shall be entitled to receive and retain the next quarterly dividend paid on the Subject WRI Shares after the Closing Date, as well as all subsequent dividends so paid with respect to such Subject WRI Shares. If the assumption as to the amount of the contemplated next quarterly dividend or any other assumption used by Seller and Buyer in making the proration referred to in this Paragraph is subsequently determined to have been erroneous, then the parties will make such adjusting payment (either from Seller to Buyer or from Buyer to Seller, as the case may be) as may be appropriate to effectuate a proper proration in accordance with the intention of the parties as indicated above.



                                 [END OF PAGE]

                 EXECUTED by Buyer this 20th day of March, 1995.

                              WEINGARTEN REALTY INVESTORS



                              By:_________________________
                                 M. Candace DuFour
                                 Vice President

                                                                         "BUYER"

          EXECUTED by Seller this ____ day of March, 1995.

                         ROTHSCHILD PROPERTY INVESTORS L.P.

                         By: PROPERTY ASSOCIATES II, L.P., a Delaware limited partnership, its General Partner

                              By: ROTHSCHILD NORTH AMERICA INC., a Delaware corporation, its General Partner



                                    By:________________________________________
                                       James E. Quigley III, who is Attorney-in-
                                       Fact for John D. McGurk, who is Attorney-
                                       in-Fact for Rothschild North America
                                       Inc., General Partner of Property
                                       Associates II, L.P., General Partner of
                                       Rothschild Property Investors L.P.

                                                                        "SELLER"



MSMISC\VALLESOL\P&SAGMT4.WRI

                            RECEIPT OF TITLE COMPANY


          The undersigned Title Company hereby acknowledges receipt of (1) a counterpart of this Agreement, and (2) the Earnest Money referred to in Paragraph 5 of the Agreement. The Title Company agrees to hold and disburse the Earnest Money in accordance with the provisions of this Agreement. The Title Company further agrees that it shall be responsible for all reporting to the Internal Revenue Service relating to the transaction contemplated by this Agreement that is required under Section 6045 of the Internal Revenue Code of 1986, as amended.

          EXECUTED as of the _____ day of March, 1995.


                              STEWART TITLE GUARANTY COMPANY


                              By:_____________________________

                              Name:___________________________

                              Title:__________________________

                                               "TITLE COMPANY"



MSMISC\VALLESOL\P&SAGMT4.WRI